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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
VEECO INSTRUMENTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
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	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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VEECO INSTRUMENTS INC.
Terminal Drive
Plainview, New York 11803

                      April 16, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the Veeco Instruments Inc. Annual Meeting of Stockholders to be held at 9:30 a.m. (New York City time) on May 11, 2001, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York.

    The purposes of the Annual Meeting are (i) to elect directors, (ii) to approve an amendment to the Company's 2000 Stock Option Plan and (iii) to ratify the appointment of auditors. These matters are described in the formal Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

    Your Board of Directors recommends a vote "FOR" each of the listed nominees for Director and "FOR" each of the other proposals.

    Your vote is very important. It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

                      Sincerely,
                      Edward H. Braun
                      Chairman, Chief Executive Officer
                        and President

VEECO INSTRUMENTS INC.
Terminal Drive
Plainview, NY 11803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 11, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Veeco Instruments Inc. ("Veeco") will be held at 9:30 a.m. (New York City time) on May 11, 2001, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York for the purpose of considering and acting upon the following matters as set forth in the accompanying Proxy Statement:

    1.  Election of four directors;

    2.  Approval of an amendment to the Veeco Instruments Inc. 2000 Stock Option Plan;

    3.  Ratification of the appointment of Ernst & Young LLP as auditors for Veeco for the fiscal year ending December 31, 2001; and

    4.  The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on March 15, 2001 are entitled to notice of and to vote at the Meeting. A certified list of such stockholders will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the offices of Veeco, Terminal Drive, Plainview, New York 11803.

                      By order of the Board of Directors,
                      John F. Rein, Jr.
                      Executive Vice President,
                        Chief Financial Officer and Secretary

April 16, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP VEECO AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE STOCKHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST 50% OF THE OUTSTANDING SHARES OF VEECO'S COMMON STOCK ARE REPRESENTED AT THE MEETING.

VEECO INSTRUMENTS INC.
Terminal Drive
Plainview, NY 11803

PROXY STATEMENT

    This Proxy Statement is being furnished to the stockholders (the "Stockholders") of Veeco Instruments Inc., a Delaware corporation ("Veeco"), in connection with the Annual Meeting of Stockholders of Veeco to be held at 9:30 a.m. (New York City time) on May 11, 2001, at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York (the "Meeting"). Accompanying this proxy statement ("Proxy Statement") is a notice of such Meeting and a form of proxy solicited by Veeco's Board of Directors. Audited financial statements of Veeco for the fiscal year ended December 31, 2000 are contained in Veeco's Annual Report which has been mailed with this Proxy Statement. These materials are being mailed to Stockholders on or about April 16, 2001.

    Proxies in the accompanying form which are properly executed and duly returned to Veeco and not revoked prior to the voting at the Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock ("Shares") of Veeco, $0.01 par value per share ("Common Stock"), represented by the enclosed proxy will be voted (a) FOR the election of the nominees for director ("Directors") (Proposal 1), (b) FOR the approval of the amendment to the Veeco Instruments Inc. 2000 Stock Option Plan (the "2000 Plan") (Proposal 2), and (c) FOR the ratification of the appointment of Ernst & Young LLP as auditors (Proposal 3). In addition, the Shares represented by the enclosed proxy will be voted by the persons named therein, in such persons' discretion, with respect to any other business which may properly come before the Meeting or any adjournments or postponements thereof. Any Stockholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of Veeco written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting.

    The Board of Directors has fixed the close of business on March 15, 2001 (the "Record Date"), as the record date for the determination of the Stockholders who are entitled to receive notice of and to vote at the Meeting. The holders of 50% of the voting power of all issued and outstanding shares of Common Stock present in person, or represented by proxy, shall constitute a quorum at the Meeting. Directors shall be elected by a plurality of the votes cast at the Meeting (Proposal 1). An affirmative vote by the holders of a majority of the votes cast at the Meeting at which a quorum is present is required for approval of each of Proposals 2 and 3.

    On the Record Date for the Meeting, Veeco had outstanding 24,684,267 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to each of the matters to be voted upon at the Meeting. In accordance with the laws of the State of Delaware, shares represented by proxies marked as abstentions or designated as broker non-votes will be counted for purposes of determining a quorum. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not constitute a vote "for" or "against" any matter and, thus, will be disregarded in the calculation of votes cast for the election of Directors. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

PROPOSAL 1

ELECTION OF DIRECTORS

    Veeco's Certificate of Incorporation provides for a Board of Directors elected by Stockholders which is divided into three classes of Directors serving staggered terms. Currently, the Board of Directors is comprised of nine members, consisting of four Class I Directors, three Class II Directors and two Class III Directors. Each of the four Class I Directors is up for re-election this year. In order to even out the number of Directors in each Class, three of the four Class I Directors have been nominated for re-election as Class I Directors and one of the Class I Directors has been nominated for re-election as a Class III Director. As a result, each Class would be comprised of three Directors.

    The Board of Directors has nominated the following Directors, each of which is currently a Class I Director:

    Class I Directors Up for Re-Election

Name	Nominated for Re-Election to:	For a Term Expiring at the Annual Meeting of Stockholders in:
Heinz K. Fridrich	Class I	2004
Roger D. McDaniel	Class I	2004
Irwin H. Pfister	Class I	2004
Douglas A. Kingsley	Class III	2003

    The following Directors will continue in their current positions for the term specified:

    Continuing Directors

Name	Continuing in:	Term Expires at the Annual Meeting of Stockholders in:
Joel A. Elftmann	Class II	2002
Paul R. Low	Class II	2002
Walter J. Scherr	Class II	2002
Edward H. Braun	Class III	2003
Richard A. D'Amore	Class III	2003

    Directors are elected by a plurality of the votes cast at the Meeting. Unless authority to vote is specifically withheld by appropriate designation on the face of the proxy or a broker or nominee has indicated on the face of the proxy its lack of discretionary authority to vote, the persons named in the accompanying proxy intend to vote the shares represented thereby for the persons whose names are set forth above as Directors of Veeco. Accordingly, only proxies marked "FOR" the nominees or unmarked (other than broker non-votes) will be counted as "votes" in determining the election of Directors.

    The Board of Directors recommends that Stockholders vote FOR the Director nominees named above, and, unless a Stockholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend to so vote. Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

SECURITY OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 15, 2001 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of Veeco, (iii) the Chief Executive Officer and each of the next four most highly compensated executive officers of Veeco (the "Named Officers") and (iv) all executive officers and directors of Veeco as a group. Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares of Common Stock that each of them beneficially owns, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned (1)
				Percentage of Total Shares Outstanding(1)
	Shares	Options	Total
5% or Greater Stockholders:
Wellington Managmeent Company, LLP(2)	3,242,830	—	3,242,830	13.1%
J.&W. Seligman & Co. Incorporated(3)	1,730,760	—	1,730,760	7.0%
Massachusetts Financial Services Company(4)	1,510,945	—	1,510,945	6.1%
Directors:
Edward H. Braun(5)	65,019	163,999	229,018	*
Richard A. D'Amore	43,701	37,999	81,700	*
Joel A. Elftmann(6)	5,333	34,666	39,999	*
Heinz K. Fridrich	—	21,000	21,000	*
Douglas A. Kingsley	—	7,860	7,860	*
Paul R. Low	—	31,333	31,333	*
Roger McDaniel	—	7,000	7,000	*
Irwin H. Pfister	—	21,000	21,000	*
Walter J. Scherr	—	1,334	1,334	*
Named Executive Officers:
Don R. Kania, Ph.D.	438	8,340	8,778	*
John P. Kiernan	294	1,667	1,961	*
Emmanuel N. Lakios	412	—	412	*
John F. Rein, Jr.	2,257	49,499	51,756	*
All Directors and Executive Officers as a Group (15 persons)	117,454	385,697	503,151	2.0%

*
Less than 1%.
(1)
A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of warrants and/or stock options. Each person's percentage ownership is determined by assuming that warrants and stock options beneficially owned by such person (but not those owned by any other person) have been exercised.
(2)
Share ownership information is based on information contained in an amendment to a schedule 13G filed with the Securities and Exchange Commission on February 13, 2001. The address of this holder is Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.
(3)
Share ownership information is based on information contained in an amendment to a schedule 13G filed with the Securities and Exchange Commission on February 1, 2001. The address of this holder is J. & W. Seligman & Co. Incorporated, 100 Park Avenue, New York, New York 10017.
(4)
Share ownership information is based on information contained in a schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. The address of this holder is c/o MFS Investment Management, 500 Boylston Street, Boston, Massachusetts 02116.
(5)
Mr. Braun is also Chairman, Chief Executive Officer and President of the Company.
(6)
Includes 2,000 shares of Common Stock held by the Elftmann Family Limited Partnership, of which Mr. Elftmann is the general partner.

MANAGEMENT

Directors and Executive Officers

    The Directors and Executive Officers of Veeco, and their ages, as of March 15, 2001, are as follows:

Name	Age	Position
Directors (1):
Edward H. Braun	61	Director, Chairman, Chief Executive Officer and President(1)
Richard A. D'Amore	47	Director(2)(3)
Joel A. Elftmann	61	Director(2)
Heinz K. Fridrich	68	Director(2)
Douglas A. Kinglsey	38	Director
Dr. Paul R. Low	68	Director(1)(3)
Roger D. McDaniel	62	Director(1)(3)
Irwin H. Pfister	56	Director(2)
Walter J. Scherr	75	Director
Executive Officers:
Kenneth T. Barry	49	President, New York Process Equipment Operations
Don R. Kania, Ph.D.	46	President, Metrology Group
John P. Kiernan	38	Vice President, Corporate Controller
Emmanuel N. Lakios	39	President, Worldwide Field Operations
John F. Rein, Jr.	54	Executive Vice President, Chief Financial Officer and Secretary
Robert J. Valentine	59	President, Ion Tech

(1)
Member of the Nominating Committee.
(2)
Member of the Audit Committee.
(3)
Member of the Compensation Committee.

    Edward H. Braun has been a Director, Chairman and Chief Executive Officer of Veeco since January 1990, has been President of Veeco since October 2000 and was President of Veeco from January 1990 to May 2000. Prior to 1990, Mr. Braun served as Executive Vice President and Chief Operating Officer of Veeco's predecessor. Mr. Braun joined the predecessor in 1966 and held numerous positions with the predecessor, including Director of Marketing, Director of Operations, and General Manager. Mr. Braun is a member of the boards of Semiconductor Equipment and Materials International ("SEMI"), of which he was Chairman of the Board in 1993, and International Disk Drive Equipment and Materials Association (IDEMA).

    Richard A. D'Amore has been a Director of Veeco since January 1990. Mr. D'Amore has been a General Partner of North Bridge Venture Partners since 1992. In addition to Veeco, Mr. D'Amore is a director of Solectron Corporation, Silverstream Software and Centra Software.

    Joel A. Elftmann has been a Director of Veeco since May 1994. Mr. Elftmann is a co-founder of and has been the Chairman of the Board of FSI International ("FSI"), a manufacturer of semiconductor processing products, since 1983. From August 1983 through August 1989, and from May 1991 through December, 1999, he also served as Chief Executive Officer of FSI. From May 1991 to January 1998 and from August 1999 to December 1999, he also served as President of FSI.

    Heinz K. Fridrich has been a Director of Veeco since May 1998. Mr. Fridrich is an industry professor in the Department of Industrial and Systems Engineering of the University of Florida. He joined the University of Florida in 1999 after 43 years with IBM, including serving as Vice President and General Manager of IBM's largest development and manufacturing site for semiconductors and electronic packaging, and most recently as IBM Vice President responsible for worldwide manufacturing and quality. He is also a director of Central Hudson Gas & Electric Company and Solectron Corporation.

    Douglas A. Kingsley has been a director of Veeco since consummation of the CVC Merger in May 2000 and was a director of CVC prior thereto. Mr. Kingsley is a Senior Vice President of Advent International Corporation, a venture capital firm, where he has been employed since 1990. From 1985 through 1988, Mr. Kingsley was a sales engineer for Teradyne, Inc., a manufacturer of automatic test equipment for the electronics industry. He is also a director of LeCroy Corporation and a member of the Board of Overseers of the Boston Symphony Orchestra.

    Dr. Paul R. Low has been a Director of Veeco since May 1994. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since founding the firm in 1992. Previously, Dr. Low was Vice President-General Manager, Technology Products for IBM from 1989 through 1992 and a member of IBM's Management Board from 1990 to 1992. Dr. Low is also a director of Applied Materials Corporation and Solectron Corporation.

    Roger D. McDaniel has been a Director of Veeco since May 1998. From 1997 to April 1999, Mr. McDaniel was President and Chief Executive Officer of IPEC, Inc., a leading manufacturer of chemical-mechanical planarization (CMP) equipment for the semiconductor industry. Through August 1996, Mr. McDaniel was Chief Executive Officer of MEMC Electronic Materials, Inc., the world's second-largest producer of silicon wafers. Mr. McDaniel is a Director and past Chairman of SEMI. He also is a director of SpeedFam-IPEC, Inc. and Entegris, Inc.

    Irwin H. Pfister has been a Director of Veeco since May 1998. Mr. Pfister is Executive Vice President of Schlumberger Ltd. He is responsible for the management of the Test and Transactions Group, an international business segment serving the semiconductor, financial, telecom and IP network domains. Mr. Pfister joined Schlumberger in May 1986 and has held several management positions. From January 1990 to June 1997, Mr. Pfister was President of the Semiconductor Solutions Group.

    Walter J. Scherr has been a Director of Veeco since January 1990. Since December 1995, Mr. Scherr has been employed by Veeco as a consultant. From December 1993 through December 1995, he was Executive Vice President of Veeco. From January 1990 through December 1993, he was the Chief Financial Officer of Veeco. Mr. Scherr joined Veeco's predecessor in 1986 as General Manager of its UPA Technology Division. Prior thereto, Mr. Scherr was the principal and founder of Visual Sciences, Inc./Panafax (the first publicly traded facsimile company). Prior to that, he held a variety of other financial and operating management positions with Litton Industries and Sperry Gyroscope Co.

    Kenneth T. Barry has been President, New York Process Equipment Operations since February 2001. From 1997 to January 2000, Mr. Barry was President and Chief Executive Officer of Materials Research Corporation (a division of Sony Electronics, Inc.) and Senior Vice President of Sony Electronics, Inc. Prior thereto, he was Vice President and General Manager of Materials Research Corporation from 1993 to 1997 and Director of International Operations of Materials Research Corporation from 1991 to 1993. Prior to Sony/MRC, Mr. Barry held positions with Pentair, Inc. and Harley-Davidson, Inc.

    Don R. Kania, Ph.D.  has been President, Metrology Group since June 2000 and was Vice President, General Manager of the California Metrology Group from May 1999 to June 2000. Prior thereto, he was Chief Technology Officer of Veeco since January 1998. Starting in 1993, Dr. Kania was a senior manager at Lawrence Livermore Laboratory where he directed the Advanced Microtechnology Program in the development of advanced sensors for data storage, extreme ultraviolet lithography for semiconductor manufacturing and several other leading-edge technologies. From 1991 to 1993, Dr. Kania was Research Director at Crystallume, a thin film diamond company. Dr. Kania's other experience includes nine years of research experience at the Department of Energy's Los Alamos and Livermore Laboratories.

    John P. Kiernan has been Vice President, Corporate Controller of Veeco since November 1998. From February 1995 to November 1998, Mr. Kiernan was Corporate Controller of Veeco. Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

    Emmanuel N. Lakios has been President, Worldwide Field Operations since February 2000 and was President, Process Equipment Group from February 1998 to February 2000. From June 1997 to February 1998, Mr. Lakios was Executive Vice President of Worldwide Field Operations. From June 1991 to June 1997, Mr. Lakios was Vice President and General Manager of Process Equipment. Prior to 1991, Mr. Lakios was employed in various other positions within Veeco. Mr. Lakios joined Veeco's predecessor in June 1984 as an engineer and held positions of Program Manager, Product Marketing Manager and Director of Engineering.

    John F. Rein, Jr.  has been Executive Vice President, Chief Financial Officer and Secretary of Veeco since April 2000. Prior thereto, he was Vice President-Finance and Chief Financial Officer of Veeco since December 1993, and became Treasurer and Secretary of Veeco in October 1994. Prior to joining Veeco, Mr. Rein served for eight years as Vice President-Finance for Axsys Technologies, Inc. From 1979 to 1986, Mr. Rein was Treasurer of Industrial General Corporation. Prior to that, he was on the audit staff of Ernst & Young LLP.

    Robert J. Valentine has been President, Ion Tech since February 2001 and was Vice President, General Manager of Ion Tech from October 2000 to February 2001. From September 1994 to October 2000, Mr. Valentine was Vice President/General Manager of Borg Warner A/FS Instrumentation. From October 1990 to September 1994, he was Executive Vice President of Sales, Marketing and Product Development of Display Technologies (formerly Motorola's display products division). Prior to that, he was with Schlumberger Ltd. from 1980 through 1990 where he was Vice President of Engineering and Vice President/Division Manager of Schlumberger's North American Board Test products.

Information Concerning the Board of Directors

    The Board of Directors of Veeco has established an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee reviews the scope and results of the audit and other services provided by Veeco's independent auditors. The Compensation Committee sets the compensation levels of senior management and administers Veeco's stock option plans and employee stock purchase plan. All members of the Compensation Committee are (x) "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and (y) "outside directors" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and any applicable regulations. The Nominating Committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board of Directors with respect thereto. The Nominating Committee will consider nominees recommended by Stockholders. No formal procedures are required to be followed by Stockholders in submitting such recommendations. The Audit Committee currently consists of Messrs. D'Amore, Elftmann, Fridrich and Pfister. The Compensation Committee currently consists of Messrs. D'Amore, Low and McDaniel. The Nominating Committee currently consists of Messrs. Braun, Low and McDaniel. During the fiscal year ended December 31, 2000, the Audit Committee met three times, the Compensation Committee met twice and the Nominating Committee met once.

    During the fiscal year ended December 31, 2000, Veeco's Board of Directors held six meetings (including regularly scheduled and special meetings). All of the current Directors attended at least 75% of the meetings of the Board of Directors and of the Board of Directors committees of which they were members during the fiscal year ended December 31, 2000.

COMPENSATION

Executive Compensation

    The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of Veeco and each of the four most highly compensated executive officers (as defined in Rule 3b-7 under the Securities Exchange Act) of Veeco other than the Chief Executive Officer (collectively, the "Named Officers"):

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options (#)	All Other Compensation(3)
Edward H. Braun Chairman, Chief Executive Officer and President	2000 1999 1998	$455,000 396,625 344,875	$200,000 246,000 50,000	— — —	200,000 100,000 100,000	$5,103 3,924 3,434
John F. Rein, Jr Executive Vice President, Chief Financial Officer and Secretary	2000 1999 1998	261,250 215,000 200,000	60,000 90,000 30,000	— — —	50,000 40,000 40,000	2,949 3,776 3,685
Don R. Kania, Ph.D President, Metrology Group	2000 1999 1998	298,351 202,538 172,500	85,000 73,000 50,000	— 46,896(4 —)	40,000 30,000 25,000	2,571 1,976 251
Emmanuel N. Lakios President, Worldwide Field Operations	2000 1999 1998	231,231 212,000 200,000	170,000 170,000 20,000	— — —	40,000 40,000 20,000	2,311 2,970 3,221
John P. Kiernan Vice President, Corporate Controller	2000 1999 1998	165,000 148,750 121,011	35,000 50,000 20,000	— — —	20,000 21,000 20,000	2,172 1,863 1,762

(1)
Bonuses listed for a particular year represent bonuses paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year.
(2)
In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such fiscal year.
(3)
Reflects payments by Veeco of premiums for group term life insurance and supplemental long-term disability insurance and contributions by Veeco to Veeco's 401(k) Plan, as applicable.
(4)
Includes a $7,800 car allowance and a $39,096 relocation allowance paid to Dr. Kania in 1999.

    The following table sets forth certain information concerning individual grants of stock options made during 2000 to the Named Officers. Also reported are potential realizable values of each such stock option at assumed annual rates of stock price appreciation for the term of the option representing the product of (a) the difference between: (i) the product of the closing price per share of Common Stock as reported by the Nasdaq National Market ("NASDAQ") on the date of the grant ($43.4375 on May 23, 2000) and the sum of one plus the adjusted stock price appreciation rate (5% and 10%) compounded annually over the term of the option (7 years) and (ii) the exercise price of the option ($43.75); and (b) the number of shares of Common Stock underlying the option grant at December 31, 2000.

Option/SAR Grants in Last Fiscal Year
Individual Grants

		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
	Number of Securities Underlying Options Granted(1)
			Exercise Price Per Share($)(2)	Expiration Date(3)
Name					5%	10%
Edward H. Braun	200,000	12.60%	$43.75	5/22/2007	$3,562,128	$8,301,275
John F. Rein, Jr.	50,000	3.15%	$43.75	5/22/2007	$890,532	$2,075,319
Don R. Kania, Ph.D.	40,000	2.52%	$43.75	5/22/2007	$712,425	$1,660,255
Emmanuel N. Lakios	40,000	2.52%	$43.75	5/22/2007	$712,425	$1,660,255
John P. Kiernan	20,000	1.26%	$43.75	5/22/2007	$356,213	$830,128

(1)
Represents option grants made on May 23, 2000 pursuant to the 2000 Plan. One third of the options become exercisable on each of the first three anniversaries of the grant date.
(2)
Represents the closing price per share of Common Stock as reported by NASDAQ on the trading day immediately preceding the date of grant.
(3)
Options may terminate at an earlier date upon the occurrence of certain events.

    The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of options by the Named Officers during 2000 and the value realized upon such exercises determined by calculating the positive spread between the exercise price of the options exercised and the closing price of the Common Stock on the date of exercise. Also reported are the number of options to purchase Common Stock held by the Named Officers as of December 31, 2000 and values for "in-the-money" options that represent the positive spread between the exercise price of the outstanding options ($14.50 to $43.75) and the closing price ($40.125) of the Common Stock on December 31, 2000 as reported by NASDAQ.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Number of Securities Acquired on Exercise		Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End
		Value Realized
Name			Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Edward H. Braun	—	—	163,999	300,001	$2,191,236	$1,225,014
John F. Rein, Jr.	40,000	$1,847,125	49,499	90,001	$654,173	$490,014
Don R. Kania, Ph.D.	23,660	$1,321,574	—	68,334	—	$336,990
Emmanuel Lakios	48,666	$2,179,516	—	73,334	—	$382,509
John P. Kiernan	21,333	$1,033,891	1,667	40,667	$21,463	$246,463

Employment Agreements

    Each of Messrs. Braun and Rein has entered into an employment agreement with Veeco. Mr. Braun's employment agreement provides that he will be Chairman and Chief Executive Officer of Veeco, with a minimum base salary of $470,000 per year and the potential for a performance-based cash bonus of up to one-hundred percent of his base salary. The employment agreement also provides that if Mr. Braun's employment with Veeco is terminated either (i) by Veeco for any reason other than death, disability or "for cause" (as defined in the agreement to cover specified serious misconduct), or

(ii) if Mr. Braun resigns for "good reason" (as defined in the agreement to cover a downgrading of Mr. Braun by Veeco, the failure to elect Mr. Braun as a member of Veeco's Board of Directors or non-fulfillment by Veeco of certain contractual commitments to Mr. Braun), Mr. Braun will be entitled to a lump-sum severance payment equal to 24 months of base salary. Upon any such termination, Mr. Braun will also have the vesting of any options to purchase stock of Veeco which options were granted after the date of the employment agreement and which are held by him at the time of such termination accelerated and will have one year (or to the end of the original term of the options, if earlier) to exercise all such options. In the event that Mr. Braun's employment with Veeco is terminated on account of death or disability, Mr. Braun will be entitled to a lump-sum severance payment equal to 12 months of base salary. In addition, the agreement provides that the Company will continue to provide certain health care benefits to Mr. Braun for a period of five years following any termination of his employment.

    Mr. Rein's employment agreement provides that he will be Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Veeco, with a minimum base salary of $250,000 per year and the potential for a performance-based cash bonus of up to eighty percent of his base salary. The employment agreement also provides that if Mr. Rein's employment with Veeco is terminated either (i) by Veeco for any reason other than death, disability or "for cause" (as defined in the agreement to cover specified serious misconduct), or (ii) if Mr. Rein resigns for "good reason" (as defined in the agreement to cover a downgrading of Mr. Rein by Veeco or non-fulfillment by Veeco of certain contractual commitments to Mr. Rein), Mr. Rein will be entitled to a lump-sum severance payment equal to 24 months of base salary. Upon any such termination, Mr. Rein will also have the vesting of any options to purchase stock of Veeco which options were granted after the date of the employment agreement and which are held by him at the time of such termination accelerated and will have one year (or to the end of the original term of the options, if earlier) to exercise all such options. In the event that Mr. Rein's employment with Veeco is terminated on account of death or disability, Mr. Rein will be entitled to a lump-sum severance payment equal to 12 months of base salary.

Director Compensation

    Directors, other than those who are employees of Veeco, receive a fee of $2,000 for each board meeting held in person, $1,000 for each board meeting held by conference call and $1,000 for each committee meeting. Pursuant to the Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors and/or the 2000 Plan (the "Directors' Plan"), each non-employee Director who meets the eligibility criteria for such plan receives an annual grant of 7,000 options with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. In 2000, Richard A. D'Amore, Joel A. Elftmann, Heinz K. Fridrich, Douglas A. Kingsley, Dr. Paul R. Low, Roger D. McDaniel and Irwin H. Pfister each received grants of 7,000 options. In addition, Mr. Kingsley received options from CVC prior to the merger with Veeco which were converted into 860 Veeco options. Mr. Braun, the Chairman, Chief Executive Officer and President of Veeco, receives no compensation for his service as a Director.

    Veeco is party to an agreement with Walter J. Scherr, a Director of Veeco, pursuant to which he is employed as a consultant to Veeco with respect to acquisitions and new business opportunities, as well as other matters. Mr. Scherr received $116,256 in such advisory capacity with respect to 2000. On May 23, 2000, Mr. Scherr also received options to purchase 7,000 shares of Common Stock at an exercise price of $43.75 per share pursuant to the 2000 Plan.

Compensation Committee Interlocks and Insider Participation

    Veeco's Compensation Committee is comprised of Messrs. D'Amore, Low and McDaniel.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

    The Compensation Committee of the Board of Directors is comprised of three outside, non-employee directors. The Committee reviews and approves all of Veeco's executive compensation programs. The Compensation program is based on the following principles:

  a.
  Executive officers' compensation should be tied to annual performance goals that maximize stockholder value.

  b.
  Veeco emphasizes variable incentive compensation in order to ensure continuously improving corporate performance and to align the interests of executive officers with those of the stockholders.

  c.
  Compensation must be competitive in order to attract, motivate and retain the management talent needed to achieve Veeco's business objectives.

    In determining competitive levels, the committee reviews information of comparable companies from both independent survey data and public company filings.

Components of Compensation

    Veeco's executive compensation program consists of three principal elements:

  a.
  Base Salary—Base salaries have been set within salary ranges based on compensation reports published by Radford Associates and a study performed by Ernst & Young LLP on comparable size and type manufacturing companies. Individual salary increases are based on the officer's contribution to Veeco and the relationship of current pay to the current value of the job.

  b.
  Annual Incentive Awards—Annual incentive awards are based on performance against objectives in the calendar year and are ordinarily payable in the first quarter of the succeeding year. Incentive awards for executive officers are a percentage of base salary. The percentage can range to up to 100% of base salary for the chief executive officer and up to 80% of base salary for the other executive officers for achievement of 120% of business plan objectives. In exceptional circumstances, when Veeco or a business unit exceeds 120% of planned objectives, the Compensation Committee may selectively make incentive awards at a higher level. Annual incentive awards are based on selected financial criteria tied to the annual business plan. In 2000, this plan was objectively based on operating income criteria and subjectively on the ability of executive management to strategically position Veeco for growth.

  c.
  Stock Option Grants—Stock option grants are awarded as a recognition of exceptional current performance and an expectation of continued high quality contribution to enhancing Stockholder value. The committee believes that stock options encourage officers to relate their long-term economic interests to those of other Stockholders. Stock options are granted at fair market value on the date of grant and vest over three years. The options have an exercise period of seven years from the date of grant.

Chief Executive Officer's Compensation

    The compensation of Veeco's Chief Executive Officer, Edward H. Braun, is determined by the Compensation Committee in accordance with the policies described above relating to all executive officers' compensation. In particular, the Compensation Committee established Mr. Braun's base salary after an evaluation of his personal performance and the committee's objective to have his base salary comparable with salaries being paid to similarly situated chief executive officers. Mr. Braun received a bonus of $200,000 with respect to 2000. Mr. Braun's bonus was based upon the financial performance of Veeco compared to that of Veeco's peer companies, as well as the strategic initiatives and acquisitions accomplished during the year.

Policy on Deductibility of Compensation

    Section 162(m) of the Code limits to $1,000,000 per year Veeco's tax deduction for compensation paid to each of the Named Officers, unless certain requirements are met. The Compensation Committee believes it unlikely in the short term that such limitation will affect Veeco. The Compensation Committee's present intention is to structure executive compensation so that it will be fully deductible, while maintaining flexibility to take actions which it deems to be in the best interest of Veeco and the Stockholders but which may result in Veeco paying certain items of compensation that may not be fully deductible.

Submitted by the Compensation Committee:
Richard A. D'Amore
Paul R. Low
Roger D. McDaniel

CUMULATIVE TOTAL RETURN OF
VEECO, PEER GROUP AND NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1995
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31

Year	Veeco	Peer Group Index	Nasdaq Market Index
1995	100.00	100.00	100.00
1996	151.72	92.21	124.27
1997	151.72	129.87	152.00
1998	366.38	166.81	214.39
1999	322.84	483.35	378.12
2000	276.72	301.36	237.66

    Information is presented beginning with December 31, 1995 and assumes $100 invested on December 31, 1995 and reinvestment of dividends, if any. The peer group chosen by Veeco consists of the following corporations: Applied Materials, Inc., KLA-Tencor Corporation, Kulicke & Soffa Ind., LAM Research Corp., Mattson Technology, Inc., Novellus Systems, Inc., Silicon Valley Group, Inc. and Ultratech Stepper, Inc.

AUDIT COMMITTEE

    The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as Exhibit A hereto. The Board has determined that all members of the Audit Committee are "independent directors" as that term is defined by The Nasdaq Stock Market, Inc.

AUDIT COMMITTEE REPORT

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during 2000.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                      Richard A. D'Amore
                      Joel A. Elftmann
                      Heinz K. Fridrich
                      Irwin H. Pfister

PROPOSAL 2

VEECO INSTRUMENTS INC.
AMENDMENT OF 2000 STOCK OPTION PLAN

    The Board of Directors has determined that it would be in the best interests of Veeco to amend the 2000 Plan in order to authorize the grant of an additional 950,000 stock options thereunder. As of March 15, 2001, options to purchase an aggregate of 3,130,886 Shares (with a weighted average exercise price per share and term to expiration of $36.83 and 7 years, respectively) had been granted and were outstanding under the Company's stock option plans. No future awards will be made under the Company's 1992 Employees' Stock Option Plan or its 1994 Stock Option Plan for Outside Directors. As a result, as of March 15, 2001, only 75,267 Shares remained available for future grant under the Company's stock option plans. The Board of Directors believes that an increase in the number of options available for grant is necessary in order to provide Veeco with an effective incentive to attract and retain key employees.

    In addition, the proposed amendment would further clarify that repricing of stock options granted under the 2000 Plan could not be done without stockholder approval. See "Amendment" on page 16 for additional information regarding this provision.

    Section 1.6 of the By-Laws of Veeco provides that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the approval of the amendment of the 2000 Plan requires the affirmative vote of a majority of the votes cast at the Meeting.

    The Board of Directors believes that the approval of the amendment of the 2000 Plan is in the best interests of Veeco and the Stockholders. The Board of Directors recommends a vote FOR amendment of the 2000 Plan as described above at the Meeting and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

Veeco Instruments Inc. 2000 Stock Option Plan

    The following is a summary of the 2000 Plan in effect as of the date hereof. The 2000 Plan was adopted and approved by the Compensation Committee of the Board of Directors on April 3, 2000 and was approved by the shareholders of the Company and became effective on May 12, 2000.

    Purpose.  The purpose of the 2000 Plan is to provide a means through which the Company and its affiliates may attract capable persons to enter and remain in the employ of the Company and affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and affiliates and promoting an identity of interest between stockholders and these employees. The number of persons expected to participate is approximately 400.

    Administration.  The 2000 Plan will be administered by the Compensation Committee of the Board of Directors. It is intended, but not required, that the directors appointed to serve on the Compensation Committee shall be "Non-Employee Directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and "Outside Directors" within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and 162(m) are applicable; however, the fact that a Compensation Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award which is otherwise validly made under the 2000 Plan. The members of the Compensation Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the terms of the 2000 Plan, and except with respect to automatic grants to Non-Employee Directors, as discussed below, the Compensation Committee shall have authority to grant options, to determine the number of Shares for which each option shall be granted and the option price or prices and to determine any conditions pertaining to the exercise or to the vesting of each option. The Compensation Committee shall have full power to construe and interpret the 2000 Plan and any agreement executed pursuant to the 2000 Plan, to establish and amend rules for its administration and to establish in its discretion terms and conditions applicable to the exercise of options. The determination of the Compensation Committee on all matters relating to the 2000 Plan or any agreement executed pursuant to the 2000 Plan shall be conclusive.

    Eligibility.  Any officer, employee, director or consultant of the Company or any of its subsidiaries or affiliates shall be eligible to be designated a participant under the 2000 Plan. The Compensation Committee has the sole and complete authority to determine the participants to whom options shall be granted under the 2000 Plan.

    Number of Shares Authorized.  A maximum of 1,250,000 aggregate Shares were originally authorized for granting awards under the 2000 Plan. The proposed amendment would increase this number by 950,000 Shares, making a total of 2,200,000 Shares authorized for granting awards under the 2000 Plan. In no event may the aggregate number of Shares with respect to which options are granted under the 2000 Plan to any individual exceed 300,000 in any one calendar year. As described more fully in the 2000 Plan, if an option expires or terminates for any reason during the term of the 2000 Plan and prior to the exercise in full of such option, the number of Shares previously subject to but not delivered under such option shall be available to be awarded thereafter.

    In addition, if the Compensation Committee determines that certain corporate transactions or events (as described in the 2000 Plan), such as a stock split, affect the Shares such that an adjustment is determined by the Compensation Committee in its discretion to be consistent with such event and necessary or equitable to carry out the purposes of the 2000 Plan, the 2000 Plan provides the Compensation Committee the discretion to appropriately adjust (a) the maximum number of Shares and the classes or series of such Common Stock which may be delivered pursuant to the 2000 Plan, (b) the number of Shares and the classes or series of Common Stock subject to outstanding options, (c) the option price per share of all Common Stock subject to outstanding options, and (d) any other provisions of the 2000 Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding option as nearly as practicable, equivalent to such option immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding option.

    Terms and Conditions of Awards.  Under the 2000 Plan, the Compensation Committee may grant awards of options that are either nonqualified stock options ("NSOs") or incentive stock options ("ISOs"). In addition, automatic grants of NSOs shall be made to non-employee Directors, as discussed below.

    An option granted under the 2000 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of Shares at the price specified in the option. Options granted under the 2000 Plan will be subject to such terms, including exercise price and the conditions and timing of exercise, not inconsistent with the 2000 Plan, as may be determined by the Compensation Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the 2000 Plan shall be seven years from the date of grant.

    The price per share of Common Stock paid by the participant with respect to any NSO or ISO shall not be less than 100 percent of the fair market value of one share on the date the option is granted. Payment in respect of the exercise of an option may be made in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares (at their fair market value on the date of exercise) which have been held by the optionee for at least six months or have been purchased on the open market, or by a combination of the foregoing. In addition, if and to the extent provided for in the option agreement, payment may be deemed satisfied through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the stock option and to deliver promptly to the Company an amount equal to the aggregate exercise price.

    Automatic Grants to Non-Employee Directors.  Upon initial election to office and thereafter annually on the date of the Company's annual meeting of stockholders (provided that such date is at least 6 months following initial election to office), each Director who is not then an employee of the Company shall receive NSOs to purchase 7,000 Shares (Options granted to directors pursuant to this paragraph may be referred to as "Director Options"). Subject to the provisions of the Plan, each such Director Option shall have a term of seven years, shall be fully vested and exercisable as of the date of grant and shall have an exercise price equal to 100% of the fair market value of one Share on the date of grant.

  Transferability

    Subject to the following paragraph, each option, and each right under any option may be exercised, during the participant's lifetime, only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the 2000 Plan.

    Notwithstanding the foregoing, the Compensation Committee may provide that options granted under the 2000 Plan may be transferred by the participant to whom such option was granted without consideration to certain Permitted Transferees (as defined in the 2000 Plan), pursuant to the terms of the 2000 Plan and subject to such rules as the Compensation Committee may adopt to preserve the purposes of the 2000 Plan.

    Change of Control.  Upon a Change of Control of the Company (as defined in the 2000 Plan), all options shall become immediately exercisable. In addition, in the event of a Change of Control, the Compensation Committee may, in its discretion and upon at least ten days prior notice to the optionholders, cancel all outstanding options and pay the holders thereof the value of such options in a form and an amount equal to what they would have received or been entitled to receive had they exercised all such options immediately prior to such Change of Control.

    Amendment.  The Board may amend, alter, suspend, discontinue, or terminate the 2000 Plan or any portion thereof at any time; provided, that no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement, provided, further, that no such action may lower the exercise price of a previously granted award or cancel and regrant an option with the effect of repricing an option without shareholder approval, and, provided, further, that no such action that would impair any rights under any previous award shall be effective without the consent of the person to whom such award was made. In addition, the Board or the Compensation Committee is authorized to amend the terms of any award granted under the 2000 Plan provided that the amendment would not impair the rights of any participant without his consent.

  Federal Income Tax Consequences.

    The following summary of the federal income tax consequences of the grant and exercise of NSOs and ISOs awarded under the 2000 Plan and the disposition of Shares purchased pursuant to the exercise of such options is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 2000 Plan.

    No income will be realized by an optionee upon grant of an NSO. Upon exercise of an NSO, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying Shares acquired by exercise of an NSO will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the Shares received by the optionee upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for Shares acquired pursuant to the exercise of an NSO will begin on the date of exercise of such Option.

    Pursuant to currently applicable rules under section 16(b) of the Exchange Act, the grant of an Option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an Option that has been outstanding at least six months ordinarily will be the date of exercise. If an Option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the Option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an Option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

    The Code requires that, for ISO treatment, Shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant of the Option and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs at the time of exercise. If the optionee does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

    The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to the Company, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to the Company will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2000 Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

    The full text of the proposed resolution amending the 2000 Plan is attached as Exhibit B hereto.

  New Plan Benefits

    The table below sets forth the Stock Options granted under the 2000 Plan, the Company's Amended and Restated 1992 Employees' Stock Option Plan and the Company's Amended and Restated 1994 Stock Option Plan for Outside Directors to the Named Officers and groups indicated during 2000 and the value of such Stock Options (of which, only those granted to Directors under the Directors' Plan are currently exercisable).

Name	Dollar Value(1)	Number of Stock Options
Edward H. Braun	$0	200,000
John F. Rein, Jr.	0	50,000
Don R. Kania	0	40,000
Emmanuel N. Lakios	0	40,000
John P. Kiernan	0	20,000
Executive Group	625	25,000
Non-Employee Director Group (7 persons)(2)	0	49,860
Non-Executive Officer Employee Group	404,531	1,217,293

(1)
Represents the positive spread between ("in the money" options) the exercise price ($32.125—$40.00) of such Stock Options and the closing price ($40.125) of the Common Stock on December 31, 2000, as reported by NASDAQ.
(2)
Represents grants of 7,000 options to each non-employee Director. In addition, Mr. Kingsley received options from CVC prior to the merger with Veeco which were converted into 860 Veeco options.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent certified public accountants, to examine the financial statements of Veeco for the year ending December 31, 2001. Ernst & Young LLP has been employed as independent auditors of Veeco since 1990. Fees for the last annual audit were $335,000 and all other fees for services rendered during the year ended December 31, 2000 were $278,449, including audit related services of $148,000, and nonaudit services of $130,449.

    Representatives of Ernst & Young LLP will be present at the Meeting and may make a statement if they so desire. They also will be available to respond to appropriate questions.

    Stockholders are asked to ratify the action of the Board of Directors in making this appointment. If this appointment is not ratified by the Stockholders, the selection of other independent auditors will be considered by the Board of Directors.

    Section 1.6 of the Bylaws of Veeco provides that action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders. Therefore, the ratification of the appointment of Ernst & Young LLP as auditors requires the affirmative vote of a majority of the votes cast at the Meeting.

    The Audit Committee and the Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires Veeco's officers and directors, and persons who own more than ten percent of a registered class of Veeco's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation of the Commission to furnish Veeco with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Forms 5 were required for those persons, Veeco believes that during the fiscal year ended December 31, 2000, Veeco's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

    The Board of Directors knows of no other matters to come before the Meeting. Should any other business properly come before the Meeting, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

    Proposals which Stockholders wish to include in Veeco's proxy materials relating to the 2002 Annual Meeting of Stockholders must be received by Veeco no later than December 11, 2001. Any such proposal must comply with the requirements of the Securities and Exchange Commission's proxy solicitation rules.

    The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by Veeco. Veeco has retained Georgeson Shareholder Communications Inc. ("GSC") to solicit proxies. GSC may contact Stockholders by mail, telephone, telex, telegraph and personal interviews. GSC will receive from Veeco a fee of $7,500 for such services, plus reimbursement of out-of-pocket expenses, and Veeco has agreed to indemnify GSC against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws. Some personal solicitation also may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

                      By order of the Board of Directors,
                      John F. Rein, Jr.
                      Executive Vice President,
                        Chief Financial Officer and Secretary

Plainview, New York
April 16, 2001

EXHIBIT A

Veeco Instruments Inc.
Audit Committee Charter

Organization

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom are independent of Veeco's management. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from Veeco management. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Veeco's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of Veeco. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Veeco and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

    The primary responsibility of the audit committee is to oversee Veeco's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing Veeco's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of Veeco's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of Veeco's independent auditors, subject to shareholder approval.

  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Veeco's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of Veeco's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  The committee shall review with management and the independent auditors the financial statements to be included in Veeco's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

2

EXHIBIT B

RESOLUTION APPROVING AMENDMENT TO
VEECO INSTRUMENTS INC.
2000 STOCK OPTION PLAN

    RESOLVED, that the Veeco Instruments Inc. 2000 Stock Option Plan (the "2000 Plan") be amended to increase the number of shares of common stock, par value $0.01 per share, covered thereby from 1,250,000 shares to 2,200,000 shares and, therefore, Section5(a) of the 2000 Plan be amended to read as follows:

5.  Grant of Awards; Shares Subject to the Plan

    The Committee may, from time to time, grant Options to one or more Eligible Persons; provided, however, that:

      (a) Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan shall not exceed 2,200,000;

    RESOLVED, that the 2000 Plan be amended to further clarify that any repricing of stock options granted under the Plan will require stockholder approval and, therefore, a new paragraph (c) be added at the end of Section 12 of the 2000 Plan to read as follows:

      (c) Repricing.  Notwithstanding any other provision of this Plan, no amendment or modification of the Plan or of any Stock Option Agreement may lower the exercise price of a previously granted award, nor may the Board, the Committee or the Company cancel and regrant an Option with the effect of repricing an Option, without in either case shareholder approval.

*  *  *  *  *

VEECO INSTRUMENTS INC.
Terminal Drive
Plainview, NY 11803

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 11, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution and re-substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. (the "Company") to be held on May 11, 2001 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Lower Auditorium, Melville, New York and at all adjournments or postponements thereof, all shares of common stock of the Company which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

   The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. IF NOT OTHERWISE SPECIFIED BY THE STOCKHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS VEECO INSTRUMENTS INC.

MAY 11, 2001

Please detach and mail in the envelope provided.

/x/ Please mark your votes as in this example.

PROPOSAL 1.	Election of Four (4) Directors	FOR / /	WITHHOLD / /

NOMINEES:
Heinz K. Fridrich (Class I)
Roger D. McDaniel (Class I)
Irwin H. Pfister (Class I)
Douglas A. Kingsley (Class III)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike through the nominee's name above.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

PROPOSAL 2. Approval of an amendment to the Veeco Instruments Inc. 2000 Stock Option Plan.

/ / FOR / / AGAINST / / ABSTAIN

PROPOSAL 3. Ratification of the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2001.

/ / FOR / / AGAINST / / ABSTAIN

   Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

   Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

Dated ______________________________, 2001

Signature	Signature if held jointly

                        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

VEECO INSTRUMENTS INC. Terminal Drive Plainview, New York 11803
VEECO INSTRUMENTS INC. Terminal Drive Plainview, NY 11803
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on May 11, 2001
VEECO INSTRUMENTS INC. Terminal Drive Plainview, NY 11803 PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP
MANAGEMENT
COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year Individual Grants
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CUMULATIVE TOTAL RETURN OF VEECO, PEER GROUP AND NASDAQ MARKET INDEX
ASSUMES $100 INVESTED ON JAN. 1, 1995 ASSUMES DIVIDENDS REINVESTED FISCAL YEAR ENDING DEC. 31
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
PROPOSAL 2 VEECO INSTRUMENTS INC. AMENDMENT OF 2000 STOCK OPTION PLAN
PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
OTHER MATTERS
Veeco Instruments Inc. Audit Committee Charter
RESOLUTION APPROVING AMENDMENT TO VEECO INSTRUMENTS INC. 2000 STOCK OPTION PLAN